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                                                                   Exhibit 10.28

                          AMENDMENT NO. 1997-1 TO THE
                              1995 EMPLOYEE ANNUAL
                          INCENTIVE COMPENSATION PLAN


              This Amendment No. 1997-1 is made to the Baker Hughes Incorporated 1995 Employee Annual Incentive Compensation Plan ("the Plan"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

              WHEREAS, Baker Hughes Incorporated (the "Company") has determined that it is in its best interest and that of its stockholders to amend the plan as set forth herein;

              NOW, THEREFORE, the Plan is amended as follows:

              1. Article 2.1 of the Plan is amended by inserting the following as new Articles 2.1(a) and 2.1(b):

              (a) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

              (b) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

              2. Article 2.1 of the Plan is amended by renumbering Article 2.1(a) as Article 2.1(c).

              3. Article 2.1(b) is amended in its entirety to read as follows as a new Article 2.1(d):

              (d) "Cause" for termination by the Company of the Participant's employment shall mean (i) the willful and continued failure by the Participant to substantially perform the Participant's duties with the Company (other than any such failure resulting from the Participant's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for Good Reason by the
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                     Participant) after a written demand for substantial
                     performance is delivered to the Participant by the CIC Committee, which demand specifically identifies the manner in which the CIC Committee believes that the Participant has not substantially performed the Participant's duties, or (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, (x) no act, or failure to act, on the Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's act, or failure to act, was in the best interest of the Company and (y) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes to the CIC Committee by clear and convincing evidence that Cause exists.

              4. Article 2.1 of the Plan is amended by inserting the following as new Articles 2.1(e) and 2.1(f):

              (e) A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                            (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company's then


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                     outstanding securities, excluding any Person who becomes
                     such a Beneficial Owner in connection with a transaction described in clause (1) of paragraph (iii) below; or

                            (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                            (iii)  there is consummated a merger or
                     consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Per-



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                     son is or becomes the Beneficial Owner, directly or
                     indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 20% or more of the combined voting power of the Company's then outstanding securities; or

                            (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 65% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                     Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

              (f) "CIC Committee" means (i) the individuals (not fewer than three in number) who, on the date six months before a Change in Control, constitute the Committee, plus





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                     (ii) in the event that fewer than three individuals are
                     available from the group specified in clause (i) above for any reason, such individuals as may be appointed by the individual or individuals so available (including for this purpose any individual or individuals previously so appointed under this clause (ii)); provided, however, that the maximum number of individuals constituting the CIC Committee shall not exceed six (6).

              5. Article 2.1 of the Plan is amended by renumbering Articles 2.1(c) and 2.1(d) as Articles 2.1(g) and 2.1(h), respectively.

              6. Article 2.1 of the Plan is amended by inserting the following as a new Article 2.1(i):

              (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

              7. Article 2.1 of the Plan is amended by renumbering Article 2.1(e) as Article 2.1(j).

              8. Article 2.1 of the Plan is amended by inserting the following as a new Article 2.1(k);

              (k) "Good Reason" for termination by the Participant of the Participant's employment shall mean the occurrence (without the Participant's express written consent) after any Change in Control, or prior to a Change in Control under the circumstances described in clauses (ii) and
                     (iii) of Article 12.2 hereof (treating all references in paragraphs (i) through (vii) below to a "Change in Control" as references to a "Potential Change in Control"), of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph
                     (i), (v), (vi) or (vii) below, such act or





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                     failure to act is corrected prior to the effective date of the Participant's termination for Good Reason;

                            (i) the assignment to the Participant of any duties inconsistent with the status of the Participant's position with the Company or a substantial adverse alteration in the nature or status of the Participant's responsibilities from those in effect immediately prior to the Change in Control;

                            (ii)  a reduction by the Company in the
                     Participant's annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all individuals having a similar level of authority and responsibility with the Company and all individuals having a similar level of authority and responsibility with any Person in control of the Company;

                            (iii)  the relocation of the Participant's
                     principal place of employment to a location more than 50 miles from the Participant's principal place of employment immediately prior to the Change in Control or the Company's requiring the Participant to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company's business to an extent substantially consistent with the Participant's present business travel obligations;

                            (iv) the failure by the Company to pay to the Participant any portion of the Participant's current compen-





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                     sation except pursuant to an across-the-board compensation deferral similarly affecting all individuals having a similar level of authority and responsibility with the Company and all individuals having a similar level of authority and responsibility with any Person in control of the Company, or to pay to the Participant any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

                            (v) the failure by the Company to continue in effect any compensation plan in which the Participant participates immediately prior to the Change in Control which is material to the Participant's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Participant's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Participant's participation relative to other participants, as existed immediately prior to the Change in Control;

                            (vi) the failure by the Company to continue to provide the Participant with benefits substantially similar to those enjoyed by the Participant under any of the Company's pension, savings, life insurance, medical, health and accident, or disability plans in which the Participant was participating immediately





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                     prior to the Change in Control (except for across the
                     board changes similarly affecting all individuals having a similar level of authority and responsibility with the Company and all individuals having a similar level of authority and responsibility with any Person in control of the Company), the taking of any other action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Participant of any material fringe benefit or perquisite enjoyed by the Participant at the time of the Change in Control, or the failure by the Company to provide the Participant with the number of paid vacation days to which the Participant is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control; or

                            (vii) if the Participant is party to an individual employment, severance or other similar agreement with the Company, any purported termination of the Participant's employment which is not effected pursuant to the notice of termination or other procedures specified therein.

                            The Participant's right to terminate the
                     Participant's employment for Good Reason shall not be affected by the Participant's incapacity due to physical or mental illness. The Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

                            For purposes of any determination regarding the
                     existence of Good





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                     Reason, any claim by the Participant that Good Reason
                     exists shall be presumed to be correct unless the Company establishes to the CIC Committee by clear and convincing evidence that Good Reason does not exist.

              9. Article 2.1 of the Plan is amended by renumbering Articles 2.1(f) and 2.1(g) as Articles 2.1(l) and (m), respectively.

              10. Article 2.1 of the Plan is amended by inserting the following as a new Article 2.1(n):

              (n) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or
                     (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

              11. Article 2.1 of the Plan is amended by renumbering Article 2.1(h) as Article 2.1(o).

              12. Article 2.1 of the Plan is amended by inserting the following as a new Article 2.1(p):

              (p) A "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                            (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;





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                            (ii)  the Company or any Person publicly announces
                     an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

                            (iii) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its affiliates); or

                            (iv) the Board adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred.

              13. Article 2.1 of the Plan is amended by renumbering Article 2.1(i) as Article 2.1(q).

              14. Article 4.4 of the Plan is amended by adding at the end thereof the following:

              Notwithstanding the foregoing, the Committee may not withdraw its approval for participation in the Plan during the pendency of a Potential Change in Control and for a period of six (6) months after the cessation thereof.

              15. Article 10 of the Plan is amended by adding at the end thereof the following:

              Notwithstanding the foregoing, the Plan may not be amended in a manner adverse to any Participant during the pendency of a Potential Change in Control and for a period of six (6) months after the cessation thereof.





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              16.    The Plan is amended by inserting the following as a new
Article 12:

              Article 12.  Change in Control

                     12.1 Change in Control. Notwithstanding any provision of the Plan to the contrary, no later than five (5) days following the occurrence of a Change in Control, (i) Final Awards shall be computed for each Participant pursuant to Article 5.4 hereof (assuming for this purpose that the performance goals established pursuant to Article 5.2 herein have been achieved to the extent required to earn the expected value target Award Opportunity), and (ii) the Company shall pay to each participant an amount equal to the Final Award so determined multiplied by a fraction, the numerator of which is the number of the Participant's months of participation through the date of Change of Control (rounded up to the nearest whole month), and the denominator of which is twelve (12).

                     12.2 Termination of Employment Prior to Change in Control. Notwithstanding any provision of the Plan to the contrary, a Participant shall be entitled to receive, no later than five (5) days following the effective date of such Participant's termination of employment, the payment described in the previous Article 12.1 if (i) such Participant's employment is terminated by the Company without Cause prior to a Change in Control (whether or not a Change in Control ever occurs) and such termination was at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control, (ii) such Participant terminates his or her employment for Good Reason prior to a Change in Control (whether or not a Change in Control ever occurs) and the circumstance or event which constitutes Good Reason occurs at the request or direction of the Person described in clause (i), or (iii) such Participant's employment is terminated by the Company without Cause or by the Participant for





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              Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs).

              The effective date of this Amendment No. 1997-1 shall be July 23, 1997; provided, however, that, in the event that (A) the Company is party to a transaction which is otherwise intended to qualify for "pooling of interests" accounting treatment, (B) such transaction constitutes a Change in Control within the meaning of the Plan and (C) individuals who satisfy the requirements in clauses (i) and (ii) below constitute at least two-thirds (2/3) of the number of directors of the entity surviving such transaction or any parent thereof: individuals who (i) immediately prior to such transaction constitute the Board and (ii) on the date hereof constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended, by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended then (a) this Amendment No. 1997-1 shall, to the extent practicable, be interpreted so as to permit such accounting treatment, and (b) to the extent that the application of clause
(a) of this sentence does not preserve the availability of such accounting treatment, then, to the extent that any provision or combination of provisions of this Amendment No. 1997-1 disqualifies the transaction as a "pooling" transaction (including, if applicable, this entire Amendment No. 1997-1), the Board shall amend such provision or provisions if and to the extent necessary (including declaring such provision or provisions to be null and void as of the date hereof) so that such transaction may be accounted for as a "pooling of interests." All determinations with respect to this paragraph shall be made by the Company, based upon the advice of the accounting firm





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whose opinion with respect to "pooling of interests" is required as a condition to the consummation of such transaction. Except as herein modified, the Plan shall remain in full force and effect.


                                           BAKER HUGHES INCORPORATED



                                           By: /s/ G. S. FINLEY
                                               -------------------------
                                           Title:  CHIEF ADMINISTRATIVE OFFICER





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